                                                                  EXHIBIT 4.8



                        FORM OF NORMAL UNITS CERTIFICATE
                       (FORM OF GLOBAL CERTIFICATE LEGEND)

[THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.](*)

[SO LONG AS DTC IS THE DEPOSITARY, INSERT: Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration or transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER PLEDGE OR OTHER USE HEREOF OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                   (Form of Face of Normal Units Certificate)

                      Platinum Underwriters Holdings, Ltd.

             ___% Adjustable Conversion Rate Equity Security Units

No. ______________                                   CUSIP No.
Number of Normal Units _____________

      This Normal Units Certificate certifies that _____ is the registered Holder of the number of Normal Units set forth above. Each Normal Unit represents (i) either (a) a 1/40, or 2.5%, beneficial ownership interest of the Holder in one % Senior Note due 2007 (the "Note") of Platinum Underwriters Finance, Inc., a Delaware corporation, having a principal amount of $1,000, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) if the Note has been remarketed by the Remarketing Agent (or if the Holder has elected not to have the Note remarketed or a Tax Event Redemption has occurred), the appropriate Treasury Consideration, subject to the Pledge of such Treasury Consideration by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company").

----------
(*) To be inserted in Global Certificates only.

Each Normal Unit will have a stated amount of $25 (the "Stated Amount"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

      Pursuant to the Pledge Agreement, the interest in the Note or the appropriate Treasury Consideration, as the case may be, constituting part of each Normal Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Normal Unit to purchase Common Shares of the Company. Prior to the purchase of Common Shares under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of Common Shares, including without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders, or for the election of directors of the Company or for any other matter or any other rights whatsoever as shareholder of the Company.

      The Pledge Agreement provides that all payments in respect of the Pledged Notes or Pledged Treasury Consideration received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) quarterly cash distributions on Normal Units which include Pledged Notes or Pledged Treasury Consideration and (B) any payments in respect of the Notes or Treasury Consideration, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments in respect of any Pledged Notes or Pledged Treasury Consideration, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, to the Company on the Share Purchase Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Units of which such Pledged Notes or Pledged Treasury Consideration are a part under the Purchase Contracts forming a part of such Normal Units. Quarterly distributions on Normal Units which include Pledged Notes or Pledged Treasury Consideration (other than Prepayment Treasury Consideration) which are payable quarterly in arrears on *, *, *, and * each year, commencing *, 2002 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Trustee or Collateral Agent, as the case may be, be paid to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

      Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on *, 2005 (the "Share Purchase Date"), at a price equal to $25 (the "Purchase Price"), a number of Common

Shares, $0.01 par value per share ("Common Shares"), of the Company, equal to the Settlement Rate, unless on or prior to the Share Purchase Date there shall have occurred a Termination Event or an Early Settlement or Merger Early settlement with respect to the Normal Units of which such Purchase Contract is a Part, all as provided in the Purchase Contract Agreement, as defined and more fully described on the reverse hereof. The Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be satisfied on the Share Purchase Date by either (i) the application of payments received with regard to Pledged Treasury Consideration, or (ii) the exercise of the Company's rights as a secured party in connection with the Pledged Notes, as the case may be.

      Payments on the Notes or the appropriate Treasury Consideration will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to an account specified by the Company.

      The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Normal Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to *% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

      Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to the account designated by such Person in writing.

      Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Normal Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:_________________


                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                            By:________________________________
                                               Name:
                                               Title:

                                            HOLDER SPECIFIED ABOVE (as to
                                            obligations of such Holder under the
                                            Purchase Contracts evidenced hereby)


                                            By: JPMORGAN CHASE BANK,
                                                not individually but solely as
                                                Attorney-in-Fact of such Holder

                                                By:_____________________________
                                                   Name:
                                                   Title:

                     AGENT'S CERTIFICATE OF AUTHENTICATION

      This is one of the Normal Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Purchase Contract Agent


Dated:________________                       By:______________________________
                                                Authorized Officer

                 (Form of Reverse of Normal Units Certificate)

      Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of *, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Normal Units Certificates are, and are to be, executed and delivered. All defined terms used but not defined in this Certificate have the meanings ascribed to them in the Purchase Contract Agreement.

      Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on the Share Purchase Date at a price equal to $25 (the "Purchase Price"), a number of Common Shares of the Company equal to the Settlement Rate, unless, on or prior to the Share Purchase Date, there shall have occurred a Termination Event or a Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $* (the "Threshold Appreciation Price"), * Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $*, the number of Common Shares per Purchase Contract equal to the Purchase Price divided by the Applicable Market Value and (c) if the Applicable Market Value is equal to or less than $*, * Common Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

      The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Share Purchase Date or, in the event of a Cash Merger, the Cash Merger Date.

      The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Shares are not so reported, the last quoted bid price for the Common shares in the over-the-counter market as reported by the National Quotation 3ureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

      A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares at the close of business on such day.

      Each Purchase Contract evidenced hereby may be settled prior to the Share Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

      In accordance with the terms of the Purchase Contract Agreement, the Holder of this Normal Units Certificate shall pay the Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, an Early Settlement or Merger Early Settlement,
(ii) by application of payments received in respect of the Pledged Treasury Consideration acquired from the proceeds of a remarketing of the related Pledged Notes underlying the Normal Units represented by this Normal Units Certificate as contemplated by Section 5.4 of the Purchase Contract Agreement or (iii) if the Holder has elected not to participate in the remarketing, by application of payments received in respect of the Pledged Opt-out Treasury Consideration deposited by such Holder in respect of such Purchase Contract or (iv) if a Tax Event Redemption has occurred prior to the successful remarketing of the Notes as contemplated by Section 5.4 of the Purchase Contract Agreement, by application of payments received in respect of the Pledged Treasury Consideration purchased by the Collateral Agent on behalf of the Holder of this Normal Units Certificate. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Normal Units Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the Holder of this Normal Units Certificate in the manner provided for in the Purchase Contract Agreement.

      Under and subject to the terms of the Pledge Agreement and the Purchase Contract Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each such Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes constituting a part of such Holder's Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of any Holder of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note evidenced by such Normal Unit.

      The Normal Units Certificates are issuable only in registered form and only in denominations of a single Normal Unit and any integral multiple thereof. The transfer of any Normal Units Certificate will be registered and Normal Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Normal Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange of a Normal Units Certificate, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges not involving any transfer as provided for in the Purchase Contract Agreement. The Holder of a Normal Unit may substitute for the Pledged Notes or Pledged Treasury Consideration securing its obligations under the related Purchase Contract Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped Unit." A Holder that elects to substitute Treasury Securities for Pledged Notes or Pledged Treasury Consideration, thereby creating Stripped Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Units in respect of the Pledged Note or Pledged Treasury Consideration and Purchase Contract comprising such Normal Unit may be acquired, and may be transferred and exchanged, only as a Normal Unit.

      A Holder of Stripped Units may reestablish Normal Units at any time from and after the date of the Purchase Contract Agreement and on or prior to the second Business Day immediately preceding the Share Purchase Date by depositing with the Collateral Agent the Notes or the appropriate Treasury Consideration in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

      Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Units Certificates) evidencing such Purchase Contract is registered on the Normal Units Register at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the

Normal Units Register or by wire transfer to the account designated by such Person in writing.

      The Company shall have the right, at any time prior to the Share Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of *% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment
Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Share Purchase Date and no such deferral period may end other than on a Payment Date.

      In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Share Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

      The Company's obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

      In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Share Purchase Date, the Holder of this Normal Units Certificate will receive on the Share Purchase Date, in lieu of a cash payment, a number of Common Shares (in addition to the number of Common Shares equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Normal Units Certificate divided by (ii) the Applicable Market Value.

      In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and will not permit any subsidiary of the Company to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than (i) purchases, redemptions or acquisitions of shares of the Company's Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of any series of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Capital Stock (or rights to acquire Capital Stock) or repurchases, acquisitions or redemptions of the Company's Capital Stock in connection with the issuance or exchange of any series of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

      The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments and the obligations of the Holders to purchase Common Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Share Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Normal Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or Pledged Treasury Consideration from the Pledge in accordance with the provisions of the Pledge Agreement.

      Upon registration of transfer of this Normal Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Purchase Contracts evidenced by this Normal Units Certificate and the Pledge Agreement. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

      The Holder of this Normal Units Certificate, by its acceptance hereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Normal Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Treasury Consideration underlying this Normal Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes or the Pledged Treasury Consideration to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, shall be paid on the Share Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments. The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Cash Settlement, Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have (i) received payment in full of the aggregate Purchase Price for the Common Shares to be purchased thereunder by such Holder in the manner herein set forth or (ii) exercised its rights as a secured party under Section 5.4(b)(iii) of the Purchase Contract Agreement.

      Each Holder of any Unit, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Notes, Treasury Consideration or Treasury Securities, as the case may be, and (ii) the Notes as indebtedness of Platinum Underwriters Finance, Inc. in each case, for United States federal, state and Local income and franchise tax purposes.

      Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the outstanding Purchase Contracts.

      The Purchase Contracts shall for all purposes be governed by, deemed to be a contract under, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

      The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Normal Units Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving quarterly payments of interest on the Notes or the Treasury Consideration, as the case may be, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

      The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Shares.

      A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face Of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                  as tenants in common

UNIF GIFT MIN ACT -        Custodian
                           ----------------------------------
                           (cust)                    (minor)

                           Under Uniform Gifts to Minors Act

                           ----------------------------------
                                        (State)

TEN ENT -                  as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) , assign(s) and transfer(s) unto____________________________________________________________________________
________________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Normal Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________
attorney to transfer said Normal Units Certificates on the books of Platinum Underwriters Holdings, Ltd. with full power of substitution in the premises.


Dated: _______________                      Signature:__________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Normal Units Certificates
                                            in every particular, without
                                            alteration or enlargement or any
                                            change whatsoever.


Signature Guarantee:____________________________________________________________

                            SETTLEMENT INSTRUCTIONS

      The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Share Purchase Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________                      Signature:__________________________

                                            Signature Guarantee:________________
                                            (if assigned to another person)

If shares are to be registered in the       REGISTERED HOLDER
name of and delivered to a Person other
than the Holder, please (i) print such      Please print name and address of
Person's name and address and (ii)          Registered Holder:
provide a guarantee of your signature:

________________________________________    ____________________________________
                Name                                         Name

________________________________________    ____________________________________
              Address                                      Address

Social Security or other Taxpayer
Identification Number, if any

                            ELECTION TO SETTLE EARLY

      The undersigned Holder of this Normal Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Normal Units with an aggregate Purchase Price equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Common Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Normal Units Certificate representing any Normal Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or Pledged Treasury Consideration deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If Common Shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: _______________                      Signature:__________________________

Signature Guarantee:________________        Signature Guarantee:________________

      Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Common Shares are to be registered in    REGISTERED HOLDER
the name of and delivered to and Pledged
Notes or Pledged Treasury Consideration     Please print name and address of
are to be transferred to a Person other     Registered Holder:
than the Holder, please print such
Person's name and address:

________________________________________    ____________________________________
                Name                                         Name

________________________________________    ____________________________________
              Address                                      Address

Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Notes or Pledged Treasury Consideration transferable upon Early Settlement or a Termination Event:

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
The following increases or decreases in this Global Certificate have been made:

                                                                       STATED AMOUNT
                       AMOUNT OF                 AMOUNT OF             OF THE GLOBAL
                      DECREASE IN               INCREASE IN             CERTIFICATE            SIGNATURE OF
                     STATED AMOUNT             STATED AMOUNT             FOLLOWING              AUTHORIZED
                     OF THE GLOBAL             OF THE GLOBAL           SUCH DECREASE            OFFICER OF
       DATE           CERTIFICATE               CERTIFICATE             OR INCREASE                 AGENT
---------------      -------------             -------------           -------------           -------------
